SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

WORLD AIRWAYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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November 19, 2003

Dear Stockholder:

      We cordially invite you to attend the Special Meeting of Stockholders of World Airways, Inc. to be held on Monday, December 15, 2003. The special meeting will commence at 9:00 a.m., local time, at our principal executive offices in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

      At the special meeting, we will ask our stockholders:

1. To approve the issuance of $25,545,000 principal amount of six-year 8% Convertible Senior Subordinated Debentures in exchange for $22,545,000 principal amount of our currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004 and $3,000,000 in cash;

2. To approve the issuance of warrants to the Air Transportation Stabilization Board to purchase shares of our common stock in connection with a federal guarantee of $27,000,000 to support a $30,000,000 term loan facility; and

3. To act upon such other matters as may properly come before the special meeting and any and all adjournments and postponements thereof.

      We value your participation and encourage you to vote your shares on the matters expected to come before the special meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting.

Sincerely,

HOLLIS L. HARRIS

Chairman of the Board of

Directors and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BACKGROUND AND REASONS FOR THE PROPOSALS AND BOARD RECOMMENDATION
CAPITALIZATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION
PROPOSAL 1: APPROVAL OF THE ISSUANCE OF THE NEW DEBENTURES
PROPOSAL 2: APPROVAL OF ISSUANCE OF THE ATSB WARRANTS
INDEPENDENT PUBLIC ACCOUNTANT AND AUDITOR
CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
DELIVERY OF SPECIAL MEETING MATERIALS
COMPANY FILINGS AND DOCUMENTS INCORPORATED BY REFERENCE
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER INFORMATION

WORLD AIRWAYS, INC.

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held December 15, 2003

Dear Stockholder:

      World Airways, Inc. will hold a Special Meeting of Stockholders at 9:00 a.m., local time, on Monday, December 15, 2003, at our principal executive offices in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, for the following purposes:

1. To approve the issuance of $25,545,000 principal amount of six-year 8% Convertible Senior Subordinated Debentures in exchange for $22,545,000 principal amount of our currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004 and $3,000,000 in cash;

2. To approve the issuance of warrants to the Air Transportation Stabilization Board to purchase shares of our common stock in connection with a federal guarantee of $27,000,000 to support a $30,000,000 term loan facility; and

3. To act upon such other matters as may properly come before the special meeting and any and all adjournments and postponements thereof.

      The record date for the special meeting is November 12, 2003, and only our stockholders of record at the close of business on that date will be entitled to notice of and to vote at the special meeting.

      The accompanying proxy statement includes a discussion of the reasons for the proposed issuance of new debentures and the issuance of warrants to the Air Transportation Stabilization Board and provides a summary of the terms of the new debentures as compared to the terms of the existing debentures, a summary description of the warrants proposed to be issued, as well as other relevant information about our company.

      Whether or not you plan to attend the special meeting, please follow the instructions on the enclosed proxy card to ensure representation of your shares at the meeting. You may revoke your proxy at any time prior to the time it is voted, and any stockholder present at the special meeting may revoke his or her proxy and vote personally on any matter brought before the special meeting.

By Order of the Board of Directors,

CINDY M. SWINSON
Corporate Secretary

Peachtree City, Georgia

November 19, 2003

WORLD AIRWAYS, INC.

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

PROXY STATEMENT

       This proxy statement is being furnished to the stockholders of World Airways, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies to be voted at the special meeting of stockholders to be held at 9:00 a.m., local time, on Monday, December 15, 2003, and any adjournment thereof, for the purposes set forth in the accompanying notice and described in more detail herein. The special meeting will be held at our headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

      All properly executed proxies will be voted in accordance with the instructions given thereby. If no choice is specified, proxies will be voted for the approval of the issuance of the new debentures, for the approval of the issuance of the warrants to the Air Transportation Stabilization Board, which we refer to as the ATSB, and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the special meeting. Any proxy may be revoked by the person giving it at any time before it is exercised by giving written notice to that effect to our corporate secretary, Cindy M. Swinson, or by signing a later-dated proxy. Stockholders who attend the special meeting may revoke any proxy previously given and vote in person.

      This proxy statement and the accompanying proxy card will be first mailed to our stockholders on or about November 20, 2003. The cost of the solicitation will be borne by our company.

VOTING

      Only holders of record of our outstanding common stock at the close of business on November 12, 2003, will be entitled to vote at the special meeting. Each share of common stock is entitled to one vote. On the record date, 11,465,826 shares of our common stock were outstanding and entitled to vote.

      A quorum at the special meeting will consist of the presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the special meeting. Each holder of shares of our common stock issued and outstanding on the record date shall be entitled to one vote for each share owned by such holder on each matter to be voted on at the special meeting.

      The approval of each of the two proposals described herein requires the affirmative vote, either in person or by proxy, of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be included in the calculation of a quorum. Abstentions will have the effect of negative votes but broker non-votes will be disregarded and will have no effect on the outcome of the voting on either of the proposals.

      Our directors and executive officers have voting power over approximately 6.2% of our issued and outstanding common stock and have indicated that they intend to vote their shares in favor of each proposal.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

      The following table sets forth information, as of November 12, 2003, unless otherwise indicated, with respect to each person who is known to us to be the beneficial owner of more than five percent of our common stock.

	Shares		Percent
Name and Address	Beneficially		of Class
of Beneficial Owner	Owned(1)		Owned(1)

Zazove Associates, LLC	2,046,413	(2)	15.1%
940 Southwood
Incline Village, NV 89451

Hollis L. Harris	1,274,066	(3)	10.1%
101 World Drive
Peachtree City, GA 30269

Naluri Berhad f/k/a Malaysian Helicopter Services Berhad	1,217,000	(4)	10.6%
Wing On Center, 25th Floor
1111 Connaught Road
Central Hong Kong

The Boeing Company	1,000,000	(5)	8.0%
7755 E. Marginal Way South
Seattle, WA 98108

International Lease Finance Corporation, National Union Fire Insurance Company of Pittsburgh, Pa., and American International Group, Inc.	1,000,000	(6)	8.0%
1999 Avenue of the Stars, Suite 3900
Los Angeles, CA 90067

(1)	In setting forth this information, we have relied on our stock and convertible senior subordinated debenture transfer records, to the extent available to us without unreasonable effort or expense, and upon Schedule 13D and Schedule 13G filings of, and other information provided by, the persons and entities listed above. Beneficial ownership is reported in accordance with Securities and Exchange Commission regulations and therefore includes shares of our common stock which may be acquired within 60 days after November 12, 2003, upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of our common stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of common stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each stockholder, “Percent of Class Owned” is based on the 11,465,826 shares of our common stock issued and outstanding on November 12, 2003, plus any shares which may be acquired by the stockholder within 60 days after November 12, 2003.

(2)	As reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. Represents shares that may be acquired upon conversion of our convertible senior subordinated debentures.

(3)	Consists of (i) 1,091,660 shares of our common stock issuable to Mr. Harris upon the exercise of options granted, and (ii) 182,406 shares which he owns directly.

(4)	As reported in a Schedule 13D dated October 12, 1995, filed with the Securities and Exchange Commission, as reduced by 773,000 shares of our common stock sold by Naluri Berhad to us on January 23, 1998.

(5)	Includes 1,000,000 shares underlying immediately exercisable common stock purchase warrants.

(6)	As reported in a Schedule 13G filed with the Securities and Exchange Commission on August 30, 1999. Includes 1,000,000 shares underlying immediately exercisable common stock purchase warrants held of record by International Lease Finance Corporation. The other two beneficial owners of the shares are its parent and ultimate parent, respectively.

Directors and Executive Officers

      The following table sets forth information, as of November 12, 2003, with respect to the beneficial ownership of our common stock by each of our current directors and executive officers who were named in the Summary Compensation Table in our proxy statement for the 2003 annual meeting of stockholders and all of our current directors and executive officers as a group.

		Shares		Percent of
		Beneficially		Class
Name of Beneficial Owner	Capacity	Owned(1)		Owned(1)

Hollis L. Harris	Chairman of the Board of Directors and Chief Executive Officer	1,274,066	(2)	10.1%
Daniel J. Altobello	Director	96,381	(3)	*
A. Scott Andrews	Director	99,282	(4)	*
Joel H. Cowan	Director	77,417	(5)	*
John E. Ellington	Director	133,515	(6)	1.2%
Gen. Ronald R. Fogleman	Director	74,154	(7)	*
Russell L. Ray, Jr.	Director	285,610	(8)	2.4%
Peter M. Sontag	Director	48,682	(9)	*
Gilberto M. Duarte, Jr.	Chief Financial Officer	251,152	(10)	2.2%
Randy J. Martinez	President and Chief Operating Officer	218,752	(11)	1.9%
Cindy M. Swinson	General Counsel and Corporate Secretary	51,500	(12)	*
Directors and Executive Officers as a Group (13 persons)		2,673,323	(13)	19.9%

*	Individual is the beneficial owner of less than one percent of our outstanding common stock.

(1)	In setting forth this information, we have relied on our stock and convertible senior subordinated debenture transfer records, to the extent available to us without unreasonable effort or expense, and upon Schedule 13D and Schedule 13G filings of, and other information provided by, the persons listed above. Beneficial ownership is reported in accordance with Securities and Exchange Commission regulations and therefore includes shares of our common stock which may be acquired within 60 days after November 12, 2003, upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of our common stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of common stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person has sole voting and investment power with regard to the shares shown as owned by such person. For each stockholder, “Percent of Class Owned” is based on the 11,465,826 shares of our common stock issued and outstanding on November 12, 2003 plus any shares which may be acquired by the stockholder within 60 days after November 12, 2003.

(2)	Consists of (i) 1,091,660 shares of our common stock issuable to Mr. Harris upon the exercise of options granted, and (ii) 182,406 shares which he owns directly.

(3)	Consists of (i) 17,601 shares of our common stock issuable to Mr. Altobello upon the exercise of options granted, and (ii) 78,780 shares which he owns directly.

(4)	Consists of (i) 8,047 shares of our common stock issuable to Mr. Andrews upon the exercise of options granted, (ii) 75,000 shares of our common stock which he owns directly, and (iii) 16,235 shares owned by his spouse as to which he disclaims beneficial ownership.

(5)	Consists of (i) 13,047 shares of our common stock issuable to Mr. Cowan upon the exercise of options granted, and (ii) 64,370 shares of our common stock that he owns directly.

(6)	Consists of (i) 105,830 shares of our common stock issuable to Mr. Ellington upon the exercise of options granted, and (ii) 27,685 shares of our common stock which he owns directly.

(7)	Consists of (i) 18,601 shares of our common stock issuable to General Fogleman upon the exercise of options granted, and (ii) 55,553 shares of our common stock which he owns directly.

(8)	Consists of (i) 203,047 shares of our common stock issuable to Mr. Ray upon the exercise of options granted, (ii) 76,670 shares of our common stock which he owns directly, and (iii) 5,893 shares of our common stock held by Mr. Ray in an IRA account.

(9)	Consists of (i) 8,047 shares of our common stock issuable to Mr. Sontag upon the exercise of options granted, and (ii) 40,635 shares of our common stock which he owns directly.

(10)	Consists of (i) 205,000 shares of our common stock issuable to Mr. Duarte upon the exercise of options granted, and (ii) 46,152 shares of our common stock which he owns directly.

(11)	Consists of (i) 182,500 shares of our common stock issuable to Mr. Martinez upon the exercise of options granted, and (ii) 36,252 shares of our common stock which he owns directly.

(12)	Consists of 51,500 shares of our common stock issuable to Ms. Swinson upon the exercise of options granted.

(13)	Consists of 1,967,480 shares of our common stock issuable upon the exercise of options, and (ii) 705,843 shares of our common stock which the persons in the group own directly or indirectly.

BACKGROUND AND REASONS FOR THE PROPOSALS

AND BOARD RECOMMENDATION

Background

      On April 23, 2003, we were granted conditional approval from the ATSB for a federal loan guarantee of $27,000,000 with respect to a $30,000,000 term facility. This conditional approval is subject to the satisfaction of several conditions, including:

•	all the conditions contained in the Air Transportation Safety and System Stabilization Act and regulations thereunder;

•	structural and financial enhancements acceptable to the ATSB;

•	resolution of certain issues involving collateral;

•	receipt by the ATSB of additional compensation in amounts and on terms acceptable to the ATSB;

•	final documents and agreements in form and substance satisfactory to the ATSB; and

•	satisfactory completion of due diligence by the ATSB.

      In connection with the federal loan guarantee, and as additional compensation for such guarantee, we are proposing to issue to the ATSB warrants to purchase shares of our common stock representing, in the aggregate, 10% of the outstanding shares of our common stock on a diluted basis to reflect the issuance and exercise of such ATSB warrants and the exercise or conversion of all of our other outstanding warrants and convertible securities other than stock options.

      In the loan guarantee application we filed with the ATSB we proposed that we would restructure our existing debentures in a manner satisfactory to the ATSB. In order to accomplish this restructuring and to induce the ATSB to issue the loan guarantee, on July 23, 2003, we commenced an exchange offer for our existing debentures. In the exchange offer, we offered to exchange up to $40,545,000 principal amount of newly issued 8% Convertible Senior Subordinated Debentures Due 2009 for an equal principal amount of existing convertible debentures tendered. The exchange offer was subject to various conditions, including the tender of at least $38,500,000 principal amount of existing debentures, representing approximately 95% of the outstanding existing debentures. This condition was not satisfied and the exchange offer, as extended, expired on October 9, 2003. As a result, on October 10, 2003, we announced the termination of the exchange offer and returned all existing debentures previously tendered to their respective holders.

      Following the termination of the exchange offer, on November 10, 2003, we entered into agreements with three institutional holders of existing debentures pursuant to which these investors agreed to acquire $25,545,000 principal amount of our newly issued six-year 8% Convertible Senior Subordinated Debentures, to which we refer in this proxy statement as the new debentures, in exchange for $22,545,000 principal amount of existing debentures and $3,000,000 in cash. The material terms of the new debentures are summarized in the section entitled “Description and Comparison of the Debentures” under “Proposal 1: Approval of the Issuance of the New Debentures” later in this proxy statement. The closing of the issuance of the new debentures is subject to various conditions including stockholder approval, concurrent funding of the ATSB guaranteed loan, termination of our existing credit facility with Wells Fargo Foothill, Inc., and the call for redemption of the remaining outstanding existing debentures.

      The ATSB continues to perform business and legal due diligence as the transaction progresses and we are working expeditiously with the ATSB to finalize the loan documents and to meet all of the conditions to the federal loan guarantee. We intend to issue the new debentures and to close the ATSB guaranteed loan as soon as practicable following the special meeting.

Reasons for the Transactions

      We entered into the purchase agreements and propose to issue the new debentures as part of a plan to restructure our existing debentures in a manner satisfactory to the ATSB to induce the ATSB to issue the loan guarantee. We believe that the terms of our proposed plan to restructure our existing debentures, which involves the issuance of the new debentures followed by the redemption of all of the remaining $18,000,000 principal amount of outstanding existing debentures, will be satisfactory to the ATSB.

      We propose to issue the ATSB warrants in order to induce the ATSB to issue the loan guarantee.

      We intend to use the net proceeds of the ATSB guaranteed loan to repay all borrowings outstanding under our current credit facility with Wells Fargo Foothill, Inc. and the balance for working capital purposes.

      We believe that the ATSB guaranteed loan would provide us with sufficient liquidity and capital resources to:

•	conduct and expand our business for the foreseeable future, particularly as our military business returns to normalized levels and until growth resumes in our commercial passenger and cargo businesses;

•	meet our current obligations through the next several years until lower lease rates can be negotiated on aircraft leases scheduled to expire during this period; and

•	improve our ability to compete and adjust to changing market conditions.

      Stockholders are cautioned that, although the ATSB is a United States governmental instrumentality, the ATSB has been acting and will continue to act in connection with the conditionally approved loan guarantee pursuant to the requirements of the Air Transportation Safety and System Stabilization Act and regulations thereunder. Among other conditions, the Act and regulations provide that the ATSB may require compensation, including compensation in the form of equity, commensurate with the risk assumed by the ATSB in providing its guarantee. The ATSB makes no recommendation to our company’s stockholders as to whether they should vote in favor of the proposals, nor has the ATSB approved or disapproved of the proposals or passed upon the adequacy or accuracy of this proxy statement.

Recommendation of the Board of Directors

      Our board of directors believes that the ATSB guaranteed loan and the related proposed restructuring of our existing debentures and issuance of warrants to the ATSB, considered together, are in the best interests of our company and its stockholders. Accordingly, our board of directors recommends that you vote FOR the approval of the issuance of the new debentures and FOR the approval of the issuance of the ATSB warrants.

CONSEQUENCES OF FAILURE TO APPROVE THE PROPOSALS

      If you do not vote for the proposals, you increase the likelihood that the proposals will not be approved by the required vote. If the stockholders do not approve either the issuance of the new debentures or the issuance of the ATSB warrants, there is a substantial risk that we will not obtain the ATSB guaranteed loan.

      Our existing debentures become due on August 26, 2004. However, if we do not restructure the existing debentures as currently proposed, under the terms of our existing credit facility with Wells Fargo Foothill, Inc. we will be obligated to complete, by May 29, 2004, an amendment to, extension or refinancing of, or other modification of the existing debentures in form and on terms and conditions satisfactory to Wells Fargo Foothill, Inc. If we fail to so amend, extend, refinance or modify the existing debentures, our lenders may declare all of our obligations under the existing credit facility immediately due and payable.

      If we do not obtain the ATSB guaranteed loan, we will seek other financing sources to meet our obligations as they mature. However, given the challenges facing the air transportation industry in the current economic environment and our current financial position and prospects, it is unlikely that we would be able to obtain the additional financing necessary to repay the existing debentures when they become due on August 26, 2004. If we are unable to repay the existing debentures upon their maturity, all of our then outstanding indebtedness, including the existing debentures, will become immediately due and payable. In such event, we may not have sufficient assets available to repay our other debt and the existing debentures and we may be forced to seek, or may be forced into, protection under Chapter 11 or Chapter 7 of the United States Bankruptcy Code. Because your right to receive payments in the event of bankruptcy is subordinated to the rights of all our creditors, including the senior lenders, the holders of the existing debentures and trade creditors, you most likely will not receive anything of value with respect to your shares in a bankruptcy proceeding.

CAPITALIZATION

      The following table sets forth our cash and cash equivalents, short-term notes and subordinated debentures payable and capitalization at September 30, 2003 on an actual basis and as adjusted to give effect to:

•	the issuance of $25,545,000 aggregate principal amount of new debentures in exchange for $22,545,000 aggregate principal amount of existing debentures and $3,000,000 in cash;

•	the redemption of the remaining aggregate principal amount of existing debentures at a redemption price of 101.143% of the principal amount thereof;

•	the completion of the ATSB guaranteed loan and the related issuance of warrants; and

•	the repayment of borrowings then outstanding under our credit facility with Wells Fargo Foothill, Inc.

	At September 30, 2003

	Actual		As Adjusted

	(In thousands)
Cash and cash equivalents	$26,366		$19,472

Notes payable	$16,873		$—

8% Convertible Senior Subordinated Debentures Due 2004(1)	$40,545		$—

8% Convertible Senior Subordinated Debentures Due 2009	—		29,198

ATSB guaranteed loan	—		30,000

Stockholder’s deficiency:
Preferred stock, $.001 par value (5,000,000 shares authorized; no shares issued or outstanding)	$—		$—
Common stock, $.001 par value (100,000,000 shares authorized; 12,479,241 shares issued; 11,397,998 shares outstanding)	12		12

Additional paid-in capital	25,019		32,035

Accumulated deficit	(25,931)		(31,761)

Treasury stock, at cost (1,081,243 shares)	(12,857)		(12,857)

Total stockholders’ deficiency	(13,757)		(12,571)

Total capitalization	$(13,757	)(1)	$46,627

(1)	The existing debentures are considered short-term debt because they become due within 12 months of September 30, 2003 and, therefore, are not included in total capitalization.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial statements give effect to:

•	the issuance of $25,545,000 aggregate principal amount of new debentures in exchange for $22,545,000 aggregate principal amount of existing debentures and $3,000,000 in cash;

•	the redemption of the remaining aggregate principal amount of existing debentures at a redemption price of 101.143% of the principal amount thereof;

•	the completion of the ATSB guaranteed loan and the related issuance of warrants; and

•	the repayment of borrowings then outstanding under our credit facilities with Wells Fargo Foothill, Inc. that existed in 2002 and 2003 and GMAC Commercial Credit, LLC that existed in 2002, respectively.

      The pro forma condensed consolidated balance sheet at September 30, 2003 gives effect to the above transactions as if they had occurred on September 30, 2003. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 give effect to these transactions as if they had occurred at the beginning of each period.

      We are providing the following pro forma financial information for illustrative purposes only to assist you in analyzing the financial aspects of the proposed transactions. The following pro forma financial information is not indicative of what our operating results or financial condition would have been had these transactions been completed on the dates indicated, nor is it indicative of our future operating results or financial position if we complete these transactions.

World Airways, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Assets

	September 30, 2003

	Actual	Adjustments		Pro Forma

	(In thousands)
CURRENT ASSETS
Cash and cash equivalents	$26,366	$(6,894	)(1)	$19,472
Accounts receivable	32,597			32,597
Prepaid expenses and other current assets	7,546	1,465	(2)	9,011

Total current assets	66,509	(5,429)		61,080

Net equipment and property	39,372			39,372

Long-term operating deposits	17,769			17,769

Other assets and deferred charges, net	1,937	8,395	(3)	10,332

TOTAL ASSETS	$125,587	$2,966		$128,553

Liabilities and Stockholders’ Deficiency

	September 30, 2003

	Actual	Adjustments		Pro Forma

	(In thousands except share amounts)
CURRENT LIABILITIES
Notes payable	$16,873	$(16,873	)(4)	$—
8% Convertible Subordinated Debentures Due 2004	40,545	(40,545	)(5)	—
Accounts payable and other accrued liabilities	60,583			60,583

Total current liabilities	118,001	(57,418)		60,583
LONG-TERM LIABILITIES
8% Convertible Senior Subordinated Debentures Due 2009	—	29,198	(6)	29,198
ATSB guaranteed loan	—	30,000	(7)	30,000
Other Liabilities	21,343			21,343

TOTAL LIABILITIES	139,344	1,780		141,124

STOCKHOLDERS’ DEFICIENCY
Common stock	12			12
Additional paid-in capital	25,019	7,016	(8)	32,035
Accumulated deficit	(25,931)	(5,830	)(9)	(31,761)
Treasury stock	(12,857)			(12,857)

Total stockholders’ deficiency	(13,757)	1,186		(12,571)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$125,587	$2,966		$128,553

World Airways, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Nine Months Ended September 30, 2003

	Actual	Adjustments		Pro Forma

	(In thousands except per share data)
OPERATING REVENUE	$352,568			$352,568

OPERATING EXPENSES	331,211			331,211

OPERATING INCOME	21,357			21,357

OTHER INCOME (EXPENSE)
Interest expense	(3,537)	(1,252	)(10)	(4,789)
Interest income	282			282
Other, net	(2)		(11)	(2)

Total other expense	(3,257)	(1,252)		(4,509)
EARNINGS BEFORE INCOME TAXES	18,100	(1,252)		16,848

INCOME TAXES	3,648	250	(12)	3,898

NET EARNINGS	$14,452	$(1,502)		$12,950

BASIC EARNINGS PER SHARE
Net earnings	$1.30			$1.16

Weighted average shares outstanding	11,159			11,159

DILUTED EARNINGS PER SHARE
Net earnings	$0.92			$0.65

Weighted average shares outstanding	17,309	4,142	(13)	21,451

World Airways, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2002

	Actual	Adjustments			Pro Forma

	(In thousands except per share amounts)
OPERATING REVENUE	$384,489	$			$384,489
OPERATING EXPENSES	377,367				377,367

OPERATING INCOME	7,122				7,122

OTHER INCOME (EXPENSE)
Interest expense	(4,690)		(1,650	)(14)	(6,340)
Interest income	575				575
Other, net	(966)			(15)	(966)

Total other expense	(5,081)		(1,650)		(6,731)
NET EARNINGS	$2,041		(1,650)		391

BASIC EARNINGS PER SHARE
Net earnings	$0.18				$0.04

Weighted average shares outstanding	11,073				11,073
DILUTED EARNINGS PER SHARE
Net earnings	$0.18				$0.03

Weighted average shares outstanding	11,073		179	(16)	11,252

Notes to Unaudited Pro Forma Condensed Financial Information (in thousands, except share and per share amounts)

(1)	Adjustment to decrease cash and cash equivalents is the result of:

Cash paid to call $18,000 face amount of existing debentures, including $206 of call premium	$(18,206)
Cash received upon issuance of new debentures	3,000
Cash received upon issuance of ATSB guaranteed loan	30,000
Payment of annual loan agent fees on ATSB guaranteed loan	(1,465)
Payment of outstanding debt issuance costs on ATSB guaranteed loan	(1,000)
Repayment of Foothill note payable, including early termination fee of $1,250	(18,123)
Payment of outstanding debt issuance costs on new debentures	(1,100)

Total decrease in cash and cash equivalents	$(6,894)

(2)	The increase in prepaid expenses results from prepayment of $1,465 of annual loan agent fees on the ATSB guaranteed loan.

(3)	Adjustment to increase other assets and deferred charges is the result of:

Debt discount related to assumed intrinsic value of the “in-the-money” conversion feature of the new debentures (see note 8 below)	$2,076
Fair value of warrants issued on ATSB guaranteed loan	4,940
Payment of outstanding debt issuance costs on ATSB guaranteed loan	1,000
Write-off of unamortized debt issuance costs on Foothill note payable due to termination	(577)

Write-off of unamortized debt issuance costs on existing debentures	(144)
Payment of outstanding debt issuance costs on new debentures	1,100

Total increase in other assets and deferred charges	8,395

(4)	Decrease in notes payable results from assumed repayment of the outstanding balance of the Foothill credit facility of $16,873 at September 30, 2003.

(5)	Decrease in existing debentures results from extinguishment of debt from exchange of $22,545 and cash call of $18,000 of then outstanding balance of $40,545.

(6)	Adjustment to record issuance of $25,545 face amount of new debentures, which are recorded at their assumed fair value at issuance of $29,198 based on the market price of the common stock on November 14, 2003.

(7)	Adjustment to record issuance of ATSB guaranteed loan at its fair value at issuance of $30,000.

(8)	Change in additional paid-in capital results from recognition of the assumed fair value of 2,375,645 warrants issuable as of September 30, 2003 to the ATSB of $4,940, determined using the Black-Scholes option pricing model, and recognition of the assumed intrinsic value of the “in-the-money” conversion feature of the new debentures of $2,076. The intrinsic value of the conversion feature is computed as 7,982,813 shares ($25,545 of new debentures/$3.20 conversion price) multiplied by $0.26 per share ($3.46 assumed market price based on the closing price on November 14, 2003 less the $3.20 conversion price). To the extent the market price of the common stock on the date of issuance of the new debentures is less than $3.20 per share, there would be no change in additional paid-in capital related to the new debentures.

(9)	Change in accumulated deficit is the result of:

Loss on extinguishment of existing debentures	$(3,859)
Early termination costs due on termination of credit facility with Foothill	(1,250)
Write-off of unamortized balance of debt issuance costs on Foothill note payable	(577)
Write-off of unamortized balance of debt issuance costs on existing debentures	(144)

Total change in accumulated deficit	(5,830)

The loss on extinguishment of existing debentures results from the excess of the assumed fair value of new debentures issued of $29,198 over the carrying amount of existing debentures exchanged of $25,545, plus the $206 call premium paid on redemption of the remaining existing debentures. To the extent the market price of the common stock on the date of issuance of the new debentures is different than the $3.46 assumed per share market price of the common stock, the loss on extinguishment may be higher or lower than indicated in the table above.

(10)	Increase in interest expense is the result of:

Interest expense on ATSB guaranteed loan, including loan agent fees	$(1,452)
Amortization of debt issuance costs on ATSB guaranteed loan	(210)
Interest assumed not to have been incurred as a result of repayment of Foothill note payable at beginning of period	648
Interest assumed not to have been incurred due to $15,000 less convertible debentures	900
Amortization of debt issuance costs on new debentures	(213)
Partial accretion of new debentures to par value	198
Partial accretion of fair value of ATSB warrants	(1,123)

Total increase in interest expense	(1,252)

(11)	For purposes of the pro forma statement of operations for the nine months ended September 30, 2003, no adjustments have been reflected related to certain non-recurring charges expected to be incurred.

Note (9) above presents the pro forma effect of these non-recurring charges on other expenses in the statement of operations in the period of the transactions.

(12)	Increase in income taxes is due to the tax effect of the aforementioned adjustments. As with any convertible debenture, the Internal Revenue Service could challenge the deductibility of the interest, given the fact that there is little legislative history in this area. For purpose of the pro forma income tax adjustment, the benefit of this deduction is not reflected in determining the tax expense.

(13)	Increase in weighted average shares outstanding results from a higher number of shares available for conversion under the new debentures (7,982,813) than under the existing debentures (4,555,617), and additional potential common shares assumed to be outstanding due to the ATSB warrants.

(14)	Increase in interest expense is the result of:

Interest expense on ATSB guaranteed loan, including loan agent fees	$(1,936)
Amortization of debt issuance costs on ATSB guaranteed loan	(280)
Interest assumed not to have been incurred as a result of repayment of GMAC and Foothill notes payable at beginning of period	883
Interest assumed not to have been incurred due to $15,000 less convertible debentures	1,200
Amortization of debt issuance costs on new debentures	(283)
Partial accretion of new debentures carrying value to par value, net	263
Partial accretion of fair value of ATSB warrants	(1,497)

Total increase in interest expense	(1,650)

(15)	For purposes of the pro forma statement of operations for the year ended December 31, 2002, no adjustments have been reflected related to certain non-recurring charges expected to be incurred. The following table presents the pro forma effect of these non-recurring charges on other expenses in the statement of operations in the period of the transactions:

Loss on extinguishment of existing debentures	$(3,859)
Reversal of debt issuance cost amortization on Foothill note payable	9
Write-off of unamortized balance of debt issuance costs on existing debentures	(272)

Total change in other expense	(4,122)

(16)	Increase in weighted average shares outstanding results from additional potential common shares assumed to be outstanding due to the ATSB warrants.

PROPOSAL 1:

APPROVAL OF THE ISSUANCE OF THE NEW DEBENTURES

      We are seeking stockholder approval for the issuance of $25,545,000 principal amount of six-year 8% Convertible Senior Subordinated Debentures in exchange for $22,545,000 principal amount of our currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004 and $3,000,000 in cash.

      The new debentures will be convertible into shares of our common stock at a conversion price of $3.20 per share, subject to adjustment under certain circumstances. Our common stock is currently listed on the Nasdaq SmallCap Market and, as a result, we are subject to certain Nasdaq marketplace rules and listing requirements. The Nasdaq rules require stockholder approval of any plan or arrangement when the issuance of securities under such plan or arrangement may potentially result in a “change of control” of the company. Nasdaq defines a “change of control” as an event by which an investor or group of investors acquires, or obtains the right to acquire, shares of common stock, or securities convertible into shares of common stock, representing 20% or more of the outstanding shares of common stock or voting power of a company on a post-transaction basis if no other investor or group of investors holds a larger percentage of such common stock or voting power. As a result of the issuance of the new debentures as described herein, it is possible that a change of control as defined by Nasdaq may occur. In addition, the Nasdaq marketplace rules require stockholder approval of any plan or arrangement with respect to an issuance of securities convertible into a company’s common stock at a price less than the market value of such common stock at the time of the issuance when such issuance equals 20% or more of the common stock of the company outstanding prior to such issuance. Depending on the market price of our common stock at the time we issue the new debentures, the conversion price of the new debentures may be below the market value of our stock for purposes of the Nasdaq stockholder approval requirements. On November 14, 2003, the closing price of our common stock on the Nasdaq SmallCap Market was $3.46 per share. We are asking our stockholders to approve the issuance of the new debentures so that there is no issue with respect to compliance with the applicable Nasdaq rules.

Effect of the Issuance of the New Debentures on Existing Stockholders

      In the event that the new debentures are converted into our common stock, the issuance of such additional shares will significantly dilute the current equity ownership of our current stockholders. The following table sets forth (i) the number of shares of common stock outstanding as of September 30, 2003 and those shares issuable upon conversion of the new debentures, and (ii) the percentage ownership interest of existing stockholders and the holders of the new debentures, determined as if all shares of common stock issuable upon conversion had been issued.

		Percent of the Total Outstanding
	Number of Shares(1)	Shares of Our Company(1)

Current Stockholders	11,397,988	58.8%
Holders of New Debentures	7,982,813	41.2%

Total	19,380,801	100.0%

(1)	Assumes (i) no exercise of any existing stock options or warrants, consisting of options to purchase 3,796,100 shares of our common stock and warrants to purchase 2,000,000 shares of our common stock outstanding as of September 30, 2003, and (ii) no exercise of the ATSB warrants that may be issued as described in Proposal 2 of this proxy statement. Assuming that all of the ATSB warrants that may be issued as described in Proposal 2 of this proxy statement are exercised for a total of 2,375,645 shares of our common stock, the ownership percentages of the outstanding shares would be as follows: Current Stockholders, 52.4%, Holders of New Debentures, 36.7%, and ATSB Warrant Holder, 10.9%.

      The new debentures will be issued pursuant to purchase agreements with three institutional investors. Upon the issuance of the new debentures, one of these institutional investors will control $19,182,000 principal amount of new debentures, convertible into 5,994,375 shares of our common stock. As a result, the holders of the new debentures as a group, if they were to act in concert, or the largest holder of the new debentures by itself, upon conversion of the new debentures may be in a position to exercise significant influence over all matters submitted to our stockholders for a vote, including the election of directors and the approval of mergers and other business combination transactions for which a majority vote is required, which could adversely affect the market price of our common stock or delay or prevent a change of control. In addition, the conversion of the new debentures by the group or by the largest holder of new debentures could result in a change in control of our company.

      The issuance of shares of our common stock upon conversion of the new debentures may be dilutive in future periods to our earnings per share calculated in accordance with generally accepted accounting principles, depending upon actual earnings achieved. Please see the section entitled “Unaudited Pro Forma Financial Information” for information relating to the pro forma impact on our earnings per share for the nine months ended September 30, 2003 and the year ended December 31, 2002 had the issuance of the new debentures and the ATSB warrants been completed at the beginning of each period.

The Purchase Agreements

      The purchase agreements are identical in all respects, except for the respective purchasers parties to them and the amount of the new debentures being acquired thereunder. The following is a summary of the material terms and conditions of the purchase agreements.

Purchase and Exchange

      Pursuant to the purchase agreements, we agreed to issue $25,545,000 principal amount of new debentures in exchange for $22,545,000 principal amount of existing debentures and $3,000,000 in cash. Upon tender of the existing debentures at the closing, we will pay each holder all accrued and unpaid interest on the existing debentures surrendered to the closing date. The new debentures will be issued pursuant to an indenture between the company and a nationally recognized bank or trust company to be selected by the company. Pursuant to the purchase agreements, the closing will take place on December 15, 2003, or on such later date as the parties may agree. The closing is subject to the satisfaction and waiver of a number of conditions as described under “Conditions to the Parties’ Obligations” below.

Representations and Warranties

      The purchase agreements contain a number of customary representations and warranties made by our company, including representations and warranties with respect to:

•	due organization, good standing and capitalization;

•	capital structure;

•	accuracy of our financial statements filed with the Securities and Exchange Commission;

•	corporate authority to enter into the purchase agreement and the absence of conflicts with our company’s corporate governance documents, contract and laws;

•	timely and accurate filing of all reports required to be filed by our company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 since January 1, 2000;

•	valid issuance of all of our company’s issued and outstanding capital stock;

•	possession of all rights to intellectual property; and

•	the absence of material adverse changes.

      In the purchase agreements, the purchasers have made customary representations and warranties regarding:

•	due organization and standing;

•	status as institutional “accredited investors” as defined under Regulation D of the Securities Act of 1933;

•	understanding that the purchasers will receive “restricted securities”;

•	authorization of the purchase agreements;

•	absence of proceedings against the purchasers; and

•	absence of conflicts with any organizational documents, contracts or laws.

Covenants

      Pursuant to the purchase agreements, we agreed, among other things, to:

•	take actions which are reasonably necessary to complete the transaction, including signing and delivering all documents and agreements reasonably necessary for the closing of the transaction;

•	assume responsibility for all of our expenses incident to the performance of our obligations under the purchase agreements and to pay and reimburse the purchasers up to an amount not to exceed $80,000 for all out-of-pocket legal fees and expenses incurred by the purchasers or their affiliates prior to the closing;

•	cause all shares of common stock issuable upon conversion of the new debentures to be listed on the Nasdaq SmallCap Market;

•	use best efforts to finalize and close the ATSB guaranteed loan prior to or concurrently with the closing;

•	take all action necessary in accordance with applicable law and our certificate of incorporation and bylaws to convene a meeting of our stockholders to obtain stockholder approval for the issuance of the new debentures and the shares of common stock issuable upon conversion of the new debentures;

•	prepay all amounts under and terminate the current credit facility with Wells Fargo Foothill, Inc.; and

•	issue notice to redeem any and all remaining existing debentures at 101.143% of the principal amount thereof, with such redemption to occur as soon as practicable but in no event later than 45 days after the closing.

Conditions to the Parties’ Obligations

      Our obligation to issue the new debentures is subject to the satisfaction or waiver of the following conditions:

•	the accuracy in all material respects of the representations and warranties of the purchasers on the date of the closing;

•	the absence of any proceedings challenging the purchase agreements or the transactions contemplated thereby;

•	stockholder approval of the issuance of the new debentures and of the shares of our common stock upon conversion of the new debentures;

•	closing of the ATSB guaranteed loan and receipt of gross proceeds under such loan of not less than $30,000,000 prior to or concurrently with the closing; and

•	prepayment of all amounts under, and termination of, the current credit facility with Wells Fargo Foothill, Inc.

      The obligation of the purchasers to complete the transactions contemplated by the purchase agreements is subject to the satisfaction or waiver of the following conditions:

•	the accuracy in all material respects of the representations and warranties of the purchasers when made and on the date of the closing;

•	obtaining of all required consents, permits and waivers;

•	the absence of any proceedings challenging the purchase agreements or the transactions contemplated thereby;

•	stockholder approval of the issuance of the new debentures and of the shares of our common stock upon conversion of the new debentures;

•	execution of the registration rights agreements;

•	delivery of an opinion of counsel as to matters specified in the purchase agreements;

•	closing of the ATSB guaranteed loan and receipt of gross proceeds under such loan of not less than $30,000,000 prior to or concurrently with the closing;

•	prepayment of all amounts under, and termination of, the current credit facility with Wells Fargo Foothill, Inc.; and

•	issuance of notice to redeem any and all remaining existing debentures at 101.143% of the principal amount thereof, with such redemption to occur as soon as practicable but in no event later than 45 days after the closing.

Indemnification

      Our company agreed to indemnify each purchaser and its affiliates against all losses, claims, damages, liabilities and costs, referred to herein as losses, incurred as a result of:

•	any breach of any representation, warranty, agreement or covenant made by us in the purchase agreements;

•	any allegations, claims or investigations by shareholders or governmental entities of a breach of fiduciary duty or other misconduct by our officers or directors; and

•	any shareholder derivative actions, other than to the extent, and only to the extent, that any losses directly result from action on the part of any purchaser which is finally judicially determined to constitute either gross negligence or willful misconduct.

      Our obligation to indemnify the purchasers against any losses survives the termination of the purchase agreements; provided, however, that our representations and warranties and those of the purchasers under the purchase agreements expire 18 months after the closing.

Termination

      The purchase agreements may be terminated under the following circumstances:

•	by the purchasers, upon notice to the company, if the conditions set forth above shall not have been satisfied on or prior to January 31, 2004;

•	by the company, upon notice to the purchasers, if the conditions set forth above shall not have been satisfied on or prior to January 31, 2004;

•	by the purchasers:

(a) in the event the company has breached any representation, warranty or covenant set forth in the purchase agreement, which breach is not curable, or, if curable, is not cured within ten days after receipt by the company of written notice of such breach;

(b) if any condition to the obligation of such purchasers to purchase new debentures has become incapable of satisfaction before January 31, 2004; or

(c) if, prior to the receipt of the stockholder approval, the company enters into any agreement to issue capital stock or securities convertible into capital stock for cash or marketable securities in a transaction, or series of related transactions, which:

(i) would require the approval of the company’s stockholders; or

(ii) would result in aggregate proceeds to the company in excess of $10,000,000; or

(d) at any time by mutual agreement of the company and the purchasers.

      Termination under these circumstances will not result in liability on the part of any party to any purchase agreement, unless the termination is the result of a material breach of such purchase agreement, in which case the breaching party will be liable for such breach.

Description and Comparison of the Convertible Debentures

      The following is a summary of certain principal terms of the new debentures as compared with the corresponding terms of the existing debentures.

	New Debentures	Existing Debentures

Securities	$25,545,000 aggregate principal amount of six-year 8% Convertible Senior Subordinated Debentures.	$40,545,000 aggregate principal amount of 8% Convertible Senior Subordinated Debentures Due 2004.

Maturity	Six years from closing.	August 26, 2004.

Interest	8% per annum in cash.	8% per annum in cash.

Interest Payment Dates	Semi-annual, with the exact dates to be determined at closing.	February 26 and August 26 of each year.

Optional Conversion	Convertible at the option of the holder at a conversion price of $3.20 per share, subject to anti-dilution adjustments.	Convertible at any time at the option of the holder at a conversion price equal to $8.90 per share subject to anti-dilution adjustments.

Mandatory Conversion	None.	None.

Ranking	Subordinated in right of payment to all existing and future senior indebtedness and pari passu with all other senior subordinated indebtedness, including any remaining existing debentures.	Subordinated in right of payment to all existing and future senior indebtedness and pari passu with all other senior subordinated indebtedness.

	New Debentures	Existing Debentures

Optional Redemption	Not redeemable for one year. During the next full year, redeemable at our option at 100% of the principal amount thereof, provided that our common stock closes at a price equal to or greater than 200% of the conversion price for 20 out of 30 consecutive trading days. During the second full year, redeemable at our option at 100% of the principal amount thereof, provided that our common stock closes at a price equal to or greater than 150% of the conversion price for 20 out of 30 consecutive trading days. Thereafter, we may redeem the new debentures at our option at 100% of the principal amount thereof.	Redeemable at our option at any time, in whole or in part, at 101.143% of the principal amount thereof.

Right to Require Repurchase	In the event of any repurchase event, defined as (i) the occurrence of a change in control, or (ii) a termination of trading, each holder of new debentures has the right to require us to repurchase all or any part of the holder’s new debentures at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the repurchase date.	In the event of any repurchase event, defined as either the occurrence of a change in control or a termination of trading, each holder of existing debentures has the right to require us to repurchase all or any part of the holder’s existing debentures at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the repurchase date.

Anti-dilution Adjustments	The conversion price of the new debentures is subject to customary adjustments (i) in the event our company subdivides its shares of common stock or distributes to its stockholders any assets or shares of capital stock or other securities and (ii) in the event we sell additional shares of common stock or securities convertible into or exercisable for shares of common stock at a price below the lower of the then effective conversion price or current market price.	The conversion price of the existing debentures is subject to customary adjustments in the event our company subdivides its shares of common stock, distributes to its stockholders any assets or other securities, or shares of capital stock.

Restrictions on Cash Dividends	Until the date when all the new debentures have been converted into our common stock, we will not, directly or indirectly, declare or pay any cash dividend or make any other cash payment or distribution, on account of the common stock or to the direct or indirect holders of common stock.	None.

	New Debentures	Existing Debentures

Restrictions on Transfers	The new debentures initially will not be registered under the Securities Act of 1933 and will be issued pursuant to an exemption from such registration requirements. As a result, the holders of the new debentures will not be able to resell, transfer, pledge or otherwise dispose of the new debentures in the absence of an effective registration statement or unless such transaction is exempt from registration.	Not applicable.
We agreed to register the new debentures and the shares of our common stock issuable thereunder for resale by the holders thereof. See “Registration Obligations” below.

Listing	We do not intend to apply for listing of the new debentures on any national securities exchange or for their quotation on any automated dealer quotation system.	The existing debentures are eligible for trading on the PORTAL market.

Registration Obligations

      Pursuant to the purchase agreements, we agreed to register the new debentures and the underlying stock under the Securities Act of 1933 for resale by the holders thereof. At the closing of the issuance of the new debentures, we will enter into a registration rights agreement with each purchaser reflecting these registration obligations. The following is a summary of the principal terms of the registration rights agreements.

Shelf Registration

      The registration rights agreements will provide that we will prepare and file with the Securities and Exchange Commission a shelf registration statement on Form S-3 registering the new debentures and the common stock to be received upon conversion of the new debentures, referred to herein collectively as the registrable securities, for resale from time to time by the holders thereof.

      We will be required to keep the registration statement continuously effective until the later of:

•	such time as no holder is the “beneficial owner” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 of registrable securities representing 10% or more of our issued and outstanding common stock; and

•	such time as all of the registrable securities (a) have been sold pursuant to the shelf registration statement, (b) have become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, or (c) have ceased to be outstanding.

Expenses

      In connection with our performance under the registration rights agreements, we will be responsible for all fees and expenses incurred in connection with such registration except for any underwriting fees and commissions and transfer taxes. We will also be obligated to reimburse the holders for reasonable fees and disbursements of one counsel to act for the holders in connection with such registration.

Indemnification

      The registration rights agreements will contain customary indemnification provisions relating to the accuracy of statements of material facts included or incorporated by reference in the shelf registration statement.

Additional Interest Under Certain Circumstances

      If the shelf registration statement is not filed with the Securities and Exchange Commission within 60 days after the date of the signing of the registration rights agreements, then on the 61st day after such date, and on each date which is 30 days after such date until such time as the shelf registration statement is filed with the Commission, we will be required to make a cash payment to the holders of the new debentures equal to $5 for each $1,000 principal amount of the new debentures held. If the shelf registration statement is not declared effective by the Commission within 120 days after the date of the signing of the registration rights agreements, then on the 121st day, we will be obligated to make a cash payment to the holders of the new debentures equal to $10 for each $1,000 principal amount of the new debentures held. If the shelf registration statement is not declared effective by the Commission within 180 days of the signing of the registration rights agreement, then on the 181st day (or the 5th day after the date on which the shelf registration statement ceases to be effective or usable by the holders for any reason for any period other than any permitted blackout period referred to below) and on each date which is 90 days after any such date, we will be obligated to make a cash payment to the holders of the new debentures equal to $15 for each $1,000 principal amount of the new debentures held, until such time as the shelf registration statement is declared effective by the Commission or is otherwise available for use by the holders to publicly resell the securities, at which time our obligation to make such cash payments will cease. No additional interest will be payable on the new debentures due to any delay in having the shelf registration statement declared effective by the Commission.

      Under the registration rights agreements, “permitted blackout period” means a period (not to be more than two in any period of 365 days) of up to 30 days (whether consecutive or cumulative) resulting from (x) the filing of a post-effective amendment to the shelf registration statement to incorporate annual audited financial information with respect to our company where such post-effective amendment is not yet effective and needs to be declared effective to permit holders to use the related prospectus, or (y) other material events, with respect to our company that would need to be described in such shelf registration statement or the related prospectus and, in the case of clause (y), our company is proceeding promptly and in good faith to amend or supplement the shelf registration statement and related prospectus to describe such events.

Certain United States Federal Income Tax Consequences to Our Company

      The following is a general description of certain United States federal income tax consequences of the issuance of the new debentures and the redemption of the remaining existing debentures.

      On December 31, 2002, we had consolidated net operating loss carryovers of approximately $68.1 million for United States federal income tax purposes that are available to reduce future federal income tax. Of this amount, approximately $47.7 million is subject to an annual limitation of $343,107 due to an ownership change on July 17, 2000. To the extent not used, the operating loss carryovers expire in varying amounts beginning in 2007.

      Our company’s ability to use its net operating loss carryovers to reduce future United States federal income tax, if any, may be limited if we undergo an “ownership change” (i.e., a more than fifty percentage point change in the ownership of common stock) upon conversion of the new debentures or in the event of any other ownership changes. A corporation that undergoes an ownership change is subject to limitations on the amount of its net operating loss carryovers that may be used to offset its federal income tax following the ownership change. In addition, the use of certain other deductions attributable to events occurring in periods before an ownership change that are claimed within a five year period after the ownership change may also be limited (such “built-in deductions,” and together with net operating loss carryovers, are collectively known as “pre-change losses”). As a result, our ability to use pre-change losses may be subject to a limitation and may result in accelerated or additional tax payments that, with respect to taxable periods after conversion, could have a material adverse impact on our consolidated financial positions or results of operations. Whether we experience an “ownership change” for these purposes will depend on the extent to which the debentures are converted as well as the extent of other changes in our capitalization which may occur.

      At this time, management does not believe it will be necessary to provide an additional valuation allowance against our ability to utilize our net operating loss carryovers upon the consummation of the proposed issuance of the new debentures.

      Additionally, with respect to possible cancellation of indebtedness tax issues arising out of the exchange of debentures, we believe that neither the new debentures nor the existing debentures are publicly traded as defined in the Regulations under Section 1273 of the Internal Revenue Code. Therefore, we should not recognize any cancellation of indebtedness income for United States federal income tax purposes as a result of the issuance of new debentures in exchange for existing debentures.

      Under Section 163(1) of the Internal Revenue Code, no deduction is permitted for interest paid or accrued on any indebtedness of a corporation that is “payable in equity” of the issuer or a related party. Debt is treated as debt payable in equity of the issuer if the debt is part of an arrangement designed to result in payment of the instrument with or by reference to the equity. Such arrangements could include debt instruments that are convertible at the holder’s option if it is substantially certain that the option will be exercised. While the legislative history indicates that it is not expected that this provision will affect debt with certain conversion features, as with any convertible debentures, the Internal Revenue Service could challenge the deductibility of the interest. Accordingly, our interest deduction with respect to interest payments on the new debentures may be adversely affected by these rules.

Defaults of Interest or Principal Due under the Existing Debentures

      Our company is not now in default, nor have we ever been in default, with respect to any interest or principal due in connection with the existing debentures.

No Dissenters’ or Appraisal Rights

      Our certificate of incorporation, bylaws and the laws of the State of Delaware each do not require dissenters’ rights or appraisal rights, and such rights shall not be provided, to any stockholder who does not vote to approve the issuance of the new debentures.

Required Vote

      The vote required to approve the issuance of the new debentures, in accordance with the corporate laws of the State of Delaware, our certificate of incorporation and bylaws, and pursuant to the requirements of Nasdaq, is the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by a proxy at the special meeting and entitled to vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF THE NEW DEBENTURES

PROPOSAL 2:

APPROVAL OF ISSUANCE OF THE ATSB WARRANTS

      In connection with the ATSB guaranteed loan and as additional consideration for the related federal guarantee, we are proposing to issue to the ATSB a series of warrants to purchase shares of our common stock representing in the aggregate 10% of the outstanding shares of our common stock on a diluted basis to reflect the issuance and exercise of such ATSB warrants and the exercise or conversion of all of our other outstanding warrants and convertible debentures other than stock options.

      Our common stock is currently listed on the Nasdaq SmallCap Market and, as a result, we are subject to certain Nasdaq marketplace rules and listing requirements. The Nasdaq marketplace rules require stockholder approval of any plan or arrangement with respect to an issuance of securities exercisable for a company’s common stock at a price less than the market value of such common stock at the time of the issuance when such issuance equals 20% or more of the common stock of the company outstanding prior to such issuance. Depending on the market price of our common stock at the time we issue the ATSB warrants, the weighted average exercise price of the ATSB warrants may be below the market value of our common stock for purposes of the Nasdaq stockholder approval requirements. On November 14, 2003, the closing price of our common stock on the Nasdaq SmallCap Market was $3.46 per share. We are asking our stockholders to approve the issuance of the ATSB warrants so that there is no issue with respect to compliance with the applicable Nasdaq rules.

      The following is a summary description of the proposed terms and conditions of the ATSB warrants and related registration rights based on the current drafts of the ATSB warrants and the registration rights agreement reflecting negotiations to date. If the terms and conditions of the final ATSB warrants differ materially from the terms and conditions summarized in this proxy statement, we will provide you supplemental or additional information about such differences prior to the special meeting.

      Stockholders are cautioned that, although the ATSB is a United States governmental instrumentality, the ATSB has been acting and will continue to act in connection with the conditionally approved loan guarantee pursuant to the requirements of the Air Transportation Safety and System Stabilization Act and regulations thereunder. Among other conditions, the Act and regulations provide that the ATSB may require compensation, including compensation in the form of equity, commensurate with the risk assumed by the ATSB in providing its guarantee. The ATSB makes no recommendation to our company’s stockholders as to whether they should vote in favor of the proposals, nor has the ATSB approved or disapproved of the proposals or passed upon the adequacy or accuracy of this proxy statement.

      We expect the ATSB warrants to consist of the following:

•	warrants to purchase shares of common stock representing 10% of the sum of our shares outstanding and the shares subject to such ATSB warrants, exercisable at $0.78 per share for a period of seven years from the date of issuance. Based on 11,397,998 shares issued and outstanding as of September 30, 2003, we would issue to the ATSB warrants to purchase 1,266,444 shares in this series; however, the number of shares of our common stock subject to this series of warrants may change to reflect changes in our outstanding shares between September 30, 2003 and the closing of the ATSB guaranteed loan;

•	warrants to purchase a number of shares equal to 10% of the sum of the shares issuable upon conversion of (a) the new debentures, and (b) the shares subject to such ATSB warrants, exercisable at $3.20 per share commencing on the second anniversary of the date of issuance until August 26, 2009. Based on the $25,545,000 principal amount of new debentures we expect to issue as described in Proposal 1, we would issue to the ATSB warrants to purchase 886,979 shares in this series;

•	warrants to purchase 111,111 shares of common stock, representing 10% of the sum of the shares subject to existing warrants held by The Boeing Company, or Boeing, and the shares subject to such ATSB warrants, exercisable at $2.50 per share until August 23, 2004, the date of expiration of the Boeing warrants; and

•	warrants to purchase 111,111 shares of common stock, representing 10% of the sum of the shares subject to existing warrants held by International Lease Finance Corporation, or ILFC, and the shares subject to such ATSB warrants, exercisable at $2.50 per share until March 29, 2005, the date of expiration of the ILFC warrants.

Exercise Price	The exercise price of the ATSB warrants will be payable at the option of the warrant holder:

• in cash or immediately available funds; or

• by cancellation of indebtedness.

Adjustments	The exercise price of the ATSB warrants and the number of shares of our common stock purchasable upon the exercise of the ATSB warrants may be subject to adjustment in certain situations, including, but not limited to:

• a payment of dividend or distribution of our common stock to the holders of our common stock, a split or other subdivision of the outstanding shares of our common stock, or the combination of the outstanding shares of our common stock into a smaller number shares;

• the issuance of any rights, options or warrants to holders of our common stock to subscribe for or purchase shares of our common stock or securities convertible into our common stock at a price per share less than the greater of (1) the market price on the date of such issuance, or (2) the then effective exercise price of the ATSB warrants;

• the issuance or distribution to holders of our common stock of evidences of our indebtedness, cash or other assets, or shares of any class of capital stock; or

• a tender or exchange by us (other than an odd lot offer) for our common stock at a price in excess of the market price of our common stock following the issuance and exchange transaction; or

• the issuance or sale of any shares of our common stock or of any rights, options or warrants to subscribe for or purchase shares of our common stock, other than certain excluded issuances, in each case at a purchase price per share less than the greater of (1) the fair market value of our common stock on the date of such issuance, or (2) the then effective exercise price of the ATSB warrants.

Registration Rights	The holder of the ATSB warrants will be entitled to:

• demand registration of all or part of the common stock underlying the ATSB warrants under the Securities Act on three separate occasions; and

• request that we include the common stock underlying the ATSB warrants in any registration statement filed for purposes of a public offering of our common stock or any securities which are convertible into our common stock.

We will use our best efforts to keep any registration statement covering the common stock underlying the ATSB warrants continuously effective by amending and supplementing the registration statement as required by applicable rules and regulations, for a period not to exceed the earlier of (1) 270 days, or (2) the date on which the underlying common stock is sold unless the registration statement relates to securities offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, in which case we will keep the registration statement effective until the sale of the underlying common stock is complete.

Effect of the Issuance of the ATSB Warrants upon Existing Stockholders

      In the event that the ATSB warrants are exercised, the issuance of additional shares upon such exercise will significantly dilute the present equity ownership of our current stockholders. The following table sets forth (i) the number of shares of common stock outstanding as of September 30, 2003 and those issuable upon exercise of the ATSB warrants, and (ii) the percentage ownership interest of existing stockholders and the holders of ATSB warrants, determined as if all shares of common stock issuable upon exercise had been issued.

		Percent of the Total
		Outstanding Shares
	Number of Shares(1)	of Our Company(1)

Current Stockholders	11,397,988	82.8%
ATSB Warrant Holder	2,375,645	17.2%

Total	13,773,633	100.0%

(1)	Assumes (i) no exercise of any existing stock options and warrants, consisting of options to purchase 3,796,100 shares of our common stock and warrants to purchase 2,000,000 shares of our common stock outstanding as of September 30, 2003, and (ii) no conversion of any existing debentures or new debentures. Assuming that $25,545,000 principal amount of new debentures are issued as described in Proposal 1 of this proxy statement and that such new debentures are converted into a total of 7,982,813 shares of our common stock, the ownership percentages of the outstanding shares would be as follows: Current Stockholders, 52.4%, ATSB Warrant Holder, 10.9% and Holders of New Debentures, 36.7%.

Certain United States Federal Income Tax Consequences to Our Company

      The issuance and/or exercise of the ATSB warrants, particularly when combined with the issuance of the new debentures, may contribute to an “ownership change” pursuant to United States federal income tax rules and regulations regarding the limitation on the use of operating loss carryovers by our company. See the section entitled “Certain United States Federal Income Tax Consequences to Our Company” in Proposal 1 of this proxy statement for more information regarding the possible tax consequences of an ownership change.

No Dissenters’ or Appraisal Rights

      Our certificate of incorporation, bylaws and the laws of the State of Delaware each do not require dissenters’ rights or appraisal rights, and such rights shall not be provided, to any stockholder who does not vote to approve the issuance of the ATSB warrants.

Required Vote

      The vote required to approve the issuance of the ATSB warrants, in accordance with the corporate laws of the State of Delaware, our certificate of incorporation, bylaws, and the requirements of Nasdaq, is the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by a proxy at the special meeting and entitled to vote on such proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

ISSUANCE OF ATSB WARRANTS

INDEPENDENT PUBLIC ACCOUNTANT AND AUDITOR

      KPMG LLP served as our independent certified public accountants and auditors for the year ended December 31, 2002 and are our auditors for the current fiscal year. A representative of KPMG LLP is expected to attend the special meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

      We have had no changes or disagreements with our accountants on accounting or financial disclosure.

DELIVERY OF SPECIAL MEETING MATERIALS

      If you are sharing the same address with another stockholder of our company, only one copy of this proxy statement and other enclosed materials may have been sent to your home. If you would like to obtain another copy of this document, please contact Cindy M. Swinson, Corporate Secretary, World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, telephone (770) 632-8000. If you would like to receive separate copies of our proxy statements and other enclosed materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, please contact us at the above address or telephone number.

COMPANY FILINGS AND DOCUMENTS INCORPORATED BY REFERENCE

      Accompanying this proxy statement are copies of our Annual Report on Form 10-K for the year ended December 31, 2002, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003. Neither the Form 10-K nor the Form 10-Q is to be deemed a part of this proxy statement, and neither document forms any part of the material for the solicitation of proxies, other than (a) the sections of the Form 10-K entitled “Selected Financial Data” on page 14; “Management’s Discussion and Analysis of Financial Condition and Results of Operation” on pages 15-24; “Quantitative and Qualitative Disclosures About Market Risk” on page 24; “Financial Statements and Supplementary Data” on pages 25-52; and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” on page 53; and (b) the sections of the Form 10-Q entitled “Financial Statements” on pages 3-12; “Management’s Discussion and Analysis of Financial Condition and Results of Operation” on pages 13-17; and “Quantitative and Qualitative Disclosures About Market Risk” on page 18. You may obtain copies of any documents incorporated by reference in this proxy statement from us, from the Securities and Exchange Commission or from the Commission’s website as described below. Documents incorporated by reference are available from us without charge, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this proxy statement.

      You may also read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Commission’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, Woolworth Building, 13th Floor, 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Commission at www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2004 ANNUAL MEETING

      Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by our company’s secretary no later than December 17, 2003, to be included in our 2004 proxy materials. Proposals should be sent to our principal executive offices c/o Cindy M. Swinson, General Counsel and Corporate Secretary, World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

      The person or persons designated by us to be a proxy will have discretionary authority to vote on any proposal properly presented by a stockholder for consideration at the 2004 Annual Meeting of Stockholders, but not submitted for inclusion in the proxy materials for such meeting, unless: (i) with respect to any nomination for director, a written nomination is submitted to us at least 90 days prior to the meeting, or (ii) with respect to any other stockholder proposal, notice of the proposal, containing the information as required by our bylaws is received by us at our principal executive offices not less than 60 days prior to the meeting and, in either case, the satisfaction of certain other conditions under the applicable rules of the Securities and Exchange Commission.

OTHER INFORMATION

      This solicitation of proxies is being made by our board of directors. In addition to solicitation by mail, proxies may also be solicited by our directors, officers and employees, who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to the beneficial owners of our common stock. The address of our principal executive offices is World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, GA 30269, and our telephone number is (770) 632-8000. The above notice and proxy statement are sent by order of our board of directors.

By Order of the Board of Directors,

CINDY M. SWINSON

Corporate Secretary

Dated: November 19, 2003

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

World Airways, Inc.:

      We have audited the accompanying consolidated balance sheets of World Airways, Inc. and subsidiary (“World Airways”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of World Airways’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Airways as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 3 to the consolidated financial statements, effective January 1, 2000, World Airways changed its method of accounting for certain aircraft maintenance costs.

KPMG LLP

McLean, Virginia

March 11, 2003

WORLD AIRWAYS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for the Special Meeting of Stockholders to be Held on December 15, 2003

     The undersigned hereby appoints HOLLIS L. HARRIS and CINDY M. SWINSON, and each of them, as the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.001 per share (the “Common Stock”), of World Airways, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, on December 15, 2003 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

PROPOSAL 1:	To approve the issuance of $25,545,000 principal amount of six-year 8% Convertible Senior Subordinated Debentures in exchange for $22,545,000 principal amount of the Company’s currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004 and $3,000,000 in cash.

☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

PROPOSAL 2:	To approve the issuance of warrants to the Air Transportation Stabilization Board to purchase shares of the Company’s common stock in connection with a federal guarantee of $27,000,000 to support a $30,000,000 term loan facility.

☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF A PROPERLY EXECUTED PROXY GIVES NO DIRECTION, SUCH SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

Dated:	, 2003

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

WORLD AIRWAYS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CONFIDENTIAL VOTING INSTRUCTIONS OF 401(k) PLAN PARTICIPANTS AND BENEFICIARIES
For the Special Meeting of Stockholders to be held on December 15, 2003

     The undersigned hereby instructs Wells Fargo Retirement Plan Services, Inc., Trustee (the “Trustee”) of the World Airways Employees 401(k) Savings Plan (the “Plan”), to vote all shares of common stock, par value $.001 per share (the “Common Stock”), of World Airways, Inc., a Delaware corporation (the “Company”), allocated to the account of the undersigned as a participant in or beneficiary under the Plan, in accordance with these instructions, at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, on December 15, 2003 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

PROPOSAL 1:	To approve the issuance of $25,545,000 principal amount of six-year 8% Convertible Senior Subordinated Debentures in exchange for $22,545,000 principal amount of the Company’s currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004 and $3,000,000 in cash.

☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

PROPOSAL 2:	To approve the issuance of warrants to the Air Transportation Stabilization Board to purchase shares of the Company’s common stock in connection with a federal guarantee of $27,000,000 to support a $30,000,000 term loan facility

☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS INSTRUCTED BY THE PLAN PARTICIPANT OR BENEFICIARY. IF NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED AS THE TRUSTEE DEEMS PROPER IN ITS BEST JUDGMENT.

Dated:	, 2003

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon.